EXHIBIT NUMBER 23.3


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1999, (relating to the financial statements of Orion Consulting, Inc. as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, included in this Current Report on Form 8-K) included in IMRglobal Corp.'s (former Information Management Resources,) Form S-8 (No. 333-24027) and to all reference to our Firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP
                                                      Arthur Andersen LLP
Cleveland, Ohio
August 23, 1999